EXHIBIT 99.1

Press release issued by Aldila, Inc. on April 26, 2004

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

(858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA ANNOUNCES THAT NEGOTIATIONS REGARDING THE SALE OF SELECTED ASSETS OF
CARBON FIBER TECHNOLOGY LLC HAVE ENDED

Poway, CA, April 26, 2004 – Aldila, Inc. (NASDAQ:NMS:ALDA) announced today that negotiations regarding the sale of selected assets of Carbon Fiber Technology LLC (“CFT”), a joint venture limited liability company owned by it and its joint venture partner to an independent third party have ended due to a failure of the three parties to reach an acceptable definitive agreement.  The proposed sale was previously announced on February 11, 2004.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  They are also necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities & Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular under “Business Risks” in Part I, Item 1, of our Annual Report on Form 10-K/A for the year ended December 31, 2003, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 7, of the Form 10-K/A.

Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures graphite hockey sticks and blades and provides the assembly operations, and composite prepreg material for its golf shaft business and external sales.

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